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                                                                Exhibit 10.1 (j)




                             FACTORY LEASE CONTRACT

                                     between

                 SHANGHAI HYDRAULICS AND PNEUMATICS CORPORATION,
                                  PUDONG BRANCH

                                       and

                SAUER SHANGHAI HYDROSTATIC TRANSMISSION CO. LTD.
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                             FACTORY LEASE CONTRACT

      THIS LEASE CONTRACT ("Contract") is entered into in Shanghai, the People's Republic of China on this 16th day of February, 1995, by and between Shanghai Hydraulics and Pneumatics Corporation Pudong Branch, a legal person enterprise registered in Shanghai, the People's Republic of China (hereinafter referred to as "Lessor") and Sauer Shanghai Hydrostatic Transmission Co. Ltd., a Chinese-foreign joint venture company registered in Shanghai, the People's Republic of China (hereinafter referred to as "Lessee").

                                GENERAL STATEMENT

1. Lessor and Sauer Inc. have entered into a joint venture contract dated 16th day of February, 1995 (hereinafter referred to as the "Joint Venture Contract") for the establishment of Lessee.

2. Lessor has the right to use the site which is described in Appendix 1 hereto (hereinafter referred to as the "Site").

3. Pursuant to the Joint Venture Contract, Lessor shall construct on a part of the Site, a factory suitable for the intended purpose of Lessee's business as described in Article 4 of the Joint Venture Contract (hereinafter referred to as the "Factory").

4. Lessor agrees to lease a part of the Site and a part of the Factory to Lessee pursuant to the terms and conditions of this Contract.

                             Article 1 - Definitions

1.01 Unless the context indicates otherwise and except as provided in this Article, the terms used in this Contract shall have the same meanings as set forth in the Joint Venture Contract.

1.02 For purposes herein, the "Leased Premises" shall mean the part of the Site and part of the Factory as described in more detail in Appendix 1 hereto.

                    Article 2 - Lease of the Leased Premises

2.01 Subject to the provisions of this Contract, Lessor agrees to lease to Lessee the Leased Premises and Lessee agrees to pay rent for the Leased Premises to Lessor. Lessor shall also permit Lessee use of all roads, public and private, adjacent to, circumventing and/or leading to the Leased Premises, and allow Lessee other


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      activities pertinent to the reasonable use of the Leased Premises without interfering with the business of Lessor.

2.02 The term of this Contract shall commence on the date of issuance of Lessee's Business License, or Lessee's actual Possession of the Leased Premises, whichever is later, until May 1, 2044.

2.03 Lessee may extend the term of this Contract by written notification to Lessor not later than six (6) months before the end of the term of this Contract. Lessor and Lessee shall then immediately enter into negotiations on the extension.

                                Article 3 - Rent

3.01 In consideration of Lessor's lease of the Leased Premises and other services as provided herein, Lessee shall pay Rmb136333 per month to Lessor (hereinafter referred to as the "Rent") for the term of this Contract subject to the following adjustments:

      At the end of 2003, 7% of the Rent shall be adjusted by a percentage change equal to the percentage change in an index, publicly available and mutually agreed between Lessor and Lessee to be representative of industrial rents in Shanghai, over the period from the Effective Date of this Contract to the date of adjustment. The amount of Rent in Rmb so calculated shall be called the Adjustable Rent Amount and shall be further adjusted each five years thereafter in the same manner using the same or a similar mutually agreed index.

      At the end of 2003, 93% of the Rent shall be converted from Rmb into U.S. dollars (U.S. $) at the average of the rates of exchange for buying and selling published by the Bank of China. The amount of Rent in U.S. dollars so calculated shall be called the Fixed Rent Amount and shall remain fixed in U.S. $ for the remaining term of the Contract.

      Each month thereafter, the Rent paid by Lessee shall be the sum of the Adjustable Rent Amount in Rmb and an amount of Rmb equal to the Fixed Rent Amount converted to Rmb at the average of the rates of exchange for buying and selling published by the Bank of China on the first day of the month in which the payment is made.

3.02 Payment of the Rent shall be made in Renminbi on a monthly basis on or before the last day of the month for which the Rent is due.

3.03 Payment of the Rent shall be made to a People's Republic of China ("PRC") bank account opened in the name of Lessor as designated by Lessor.

3.04 Lessee shall pay Lessor simple interest at the rate of 0.04% per day on all money which is due and payable to Lessor hereunder but is unpaid on the due date,


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      provided however, that Lessee shall not be held responsible for any delays in the payment of Rent pursuant to Article 3.02 and Article 3.03 where such delays are caused by the banks involved.

                   Article 4 - Representations and Warranties

4.01  Lessor represents and warrants:

      (a) that it possesses the authority to lease the Leased Premises to Lessee for the term of the Contract and any extensions thereof pursuant to Article 2.03 above;

      (b) that the Leased Premises is free of defects that would affect Lessee's occupancy under this Contract;

      (c) that the Leased Premises is free and clear of liens or encumbrances that would affect Lessee's occupancy under this Contract;


      (d) there exists no actual claim by any government or administrative department, military unit, organization, company, or any other entity in any form, or any individual, that such party has the right to use, occupy, control the Leased Premises or any part thereof or that otherwise may subject Lessee's right to use the Leased Premises in any conditions except for those specified herein;


      (e)  that the Leased Premises is free of any industrial pollution; and

      (f) that the Leased Premises meet all relevant laws, rules, regulations, standards and codes of Shanghai and the PRC relating to safety, fire hazard, electrical installation, water supply, drainage, lighting protection and all other aspects which may affect Lessee's use of the Leased Premises.

4.02 Lessee represents and warrants that it possesses the authority to lease the Leased Premises from Lessor for the term of this Contract and any extensions thereof pursuant to Article 2.03 above.

4.03  Indemnity

      (a) With respect to the Leased Premises, Lessor shall indemnify and hold harmless Lessee against all damages, losses, judgements, expenses (including reasonable attorney's fees) in connection with:

           (i) any pollution to the environment or other event, condition or circumstance that interferes with the conduct of Lessee's business or Lessee's compliance with any environmental laws or regulations;


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           (ii)  any environmental contamination presently on or arising from the Leased Premises or failure by Lessor to have contained substances which are or may be harmful to the environment, or which may require Lessee to undertake any remedial or corrective work; and

           (iii) the failure by Lessor to have obtained all necessary permits, environmental clearances and other governmental approval required for the conduct of its operations.

      (b) Lessee shall indemnify and hold harmless Lessor against all damages, losses, judgments, expenses (including reasonable attorney's fees) if, due to Lessee's fault, there occurs any pollution to the environment during the term of this Contract.

4.04  No Payments


      In the event that there arises any liability for payment of fees, taxes (including but not limited to management fees, land use fees or land use tax) or other compensation in connection with the use of the Leased Premises, such liability will be borne by Lessor. Lessor undertakes to keep Lessee fully indemnified in respect thereof. Lessee may, at Lessee's option, pay any such amounts which are overdue on behalf of Lessor and notify Lessor and deduct said payments from the Rent.


                   Article 5 - Responsibilities of the Parties

5.01 In addition to its other responsibilities under this Contract, Lessor shall be responsible for:

      (a) applying for and obtaining all required approval and registration of this Contract by the relevant government department in charge of land in Shanghai and all other approvals or registration required for the effectiveness and implementation of this Contract, if any, and providing Lessee with copies of all such approvals and registration documentation;

      (b) delivering to Lessee actual possession of the Leased Premises in a state which is suitable for Lessee's use for the purposes stated in Lessee's business license, free from rights of others, and allowing Lessee quiet enjoyment of the Leased Premises throughout the term of this Contract;

      (c) providing and maintaining adequate and continuous power supply to the Leased Premises subject to the availability of power from the local power plant or any accident;

      (d) supplying Lessee with adequate supply of water for industrial, sanitary and fire fighting uses at levels sufficient for the operations of Lessee's business at the Leased Premises;


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      (e)  paying all fees, taxes and charges which may be levied by PRC government authorities in respect of the Leased Premises, other than fees, taxes and charges which may be levied on Lessee specifically relating to the operation of Lessee's business at the Leased Premises;

      (f) allowing Lessee to mount or erect a sign on the wall of the Leased Premises in a position and in proportions to be determined solely by Lessee subject to any restrictions imposed by PRC law and, in cooperation and with Lessor's confirmation, erect signs at other places on the Site;

      (g) except for normal daily maintenance and repairs, maintaining the sidewalks and driveways, fences, roofs, structures and walls, floors, drains, pipes and cables and all facilities of the Leased Premises, all in a proper state of repair throughout the term of this Contract, other than repairs resulting from misuse or abuse of the Leased Premises by Lessee and all to the standards and specifications described in Appendix 1 and with any such changes, modifications and improvements as may be required from time to time by the laws, rules, regulations, standards and codes of Shanghai and the PRC relating to safety, fire hazard, electrical installation, water supply, drainage, lightning protection and all other aspects which may affect Lessee's use of the Leased Premises;

      (h) compensating Lessee for damages incurred as a result of any defect in the Leased Premises or any unreasonable delay in the repair of any such defect. If Lessor fails to repair or remedy the defect within fourteen (14) days following notice by Lessee, Lessee itself may arrange for the repair or remedy and offset the costs of such repair or remedy from the Rent due to Lessor; and

      (i) take out and maintain at all items full and adequate property insurance over the Leased Premises.

      (j) In addition to the above, Lessee may make with Lessor's written permission and at Lessee's cost reasonable modifications to the structure and installations of the Leased Premises as may be required from time to time for the purpose of Lessee's business.

5.02 In addition to its other responsibilities under this Contract, Lessee shall be responsible for:

      (a) returning the Leased Premises at the expiration or termination of this Contract in substantially the same condition as delivered, normal wear and tear excepted;


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      (b)  assuring installations of equipment in the Factory do not affect the structure of the Factory, save for any normal wear and tear as would be expected from such installation of equipments;

      (c) paying for its actual consumption of water and electricity and for telephone and telex usage, based upon the prevailing standard rates as required by the relevant PRC laws and regulations on foreign investment;

      (d) giving prompt notice to Lessor of a defect or other circumstances which require action by Lessor; and

      (e) making repairs to the Leased Premises which are required as the result of misuse or abuse of the Leased Premises by Lessee.

      (f) pay all fees, taxes and charges which may be levied on Lessee specifically relating to the operation of Lessee's business at the Leased Premises.

      (g) that Lessee's use of the Leased Premises meets all relevant laws, rules, regulations, standards and codes of Shanghai and the PRC relating to safety, fire hazard, electrical installation, water supply, drainage, lightning protection and all other aspects which may affect Lessor's use of the Factory.

5.03 If the Leased Premises becomes defective or is substantially damaged or destroyed (through no fault of Lessee and including through events of force majeure), resulting in lessee's inability to use the Leased Premises for its intended purpose, then Lessee will not be liable to pay the Rent until the Leased Premises can be restored for its intended purpose. If Lessee's use of the Leased Premises only is partially impaired by such defect or destruction, then Lessee's obligation to pay Rent will be reduced in proportion to the extent of such impairment of use.

           Article 6 - Effective Date and Termination of the Contract

6.01 The Effective Date of this Contract shall be the date on which approval is received for the Joint Venture Contract.

6.02  Lessee may terminate this Contract:

      (a) if after possession by Lessee, the Leased Premises are defective, damaged or destroyed, or any other event occurs through no fault of Lessee, such that Lessee is unable to use the Leased Premises for its intended purposes, and Lessor fails to remedy the situation within sixty (60) days following receipt of written notice from Lessee; or

      (b) if Lessor otherwise breaches this Contract, which breach remains uncured ninety (90) days after Lessee has provided Lessor with written notice of the breach; or


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      (c)  by giving eighteen (18) months written notice prior to each 5th anniversary of the date of this Contract;

      (d) if after possession by Lessee, Lessee is unable to operate its business at the Leased Premises as the result of a continuous and repeated loss of power to the Leased Premises; or

      (e) upon three (3) months prior notice in the event that any provision of this Contract is declared invalid and the parties cannot agree to an acceptable amendment.


6.03 Lessor may terminate the Contract if Lessee breaches this Contract, which breach remains uncured ninety (90) days after Lessor has provided Lessee with written notice of the breach.


6.04 Lessee may terminate this Contract upon three (3) months prior written notice if the conditions of Force Majeure, as defined in Article 7.01, prevent Lessee from occupying or utilizing the Leased Premises for a period of one hundred and twenty (120) days.

                            Article 7 - Force Majeure

7.01 "Force Majeure" shall mean all events which are beyond the reasonable control of the Parties, and which are unforeseen, or if foreseen unavoidable, and which arise after the date of the signature of this Contract and which prevent total or partial performance of this Contract by either Party.

7.02 If an event of Force Majeure occurs, the performance of the contractual obligations of the Party affected by such Force Majeure shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty, for a period equal to such suspension.

7.03 The Party claiming Force Majeure shall promptly inform the other Party and shall furnish appropriate proof of the occurrence and duration of such Force Majeure. The party claiming Force Majeure shall also use all reasonable efforts to terminate the Force Majeure.

7.04 In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable efforts to minimize the consequences of such Force Majeure.

7.05 In the event an equitable solution is not found or the consequences of Force Majeure cannot be minimized, this Contract may be terminated pursuant to Article 6.03 above.


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                         Article 8 - Dispute Settlement

8.01 In the event any dispute arises out of or relating to this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. Such consultations shall commence immediately after one Party has provided written notice to the other Party requesting such consultations.

8.02 Any dispute, controversy or claim arising out of or relating to this Contract or the Appendix hereto, or the breach, termination or invalidity thereof, shall be submitted to arbitration in the PRC to the arbitration commission established pursuant to the Arbitration Law of the People's Republic of China, promulgated on August 31, 1994, in the place where the Lessee has its legal domicile. In the event there is no arbitration commission established in the place where the Lessee has its legal domicile, then the arbitration shall be conducted by the arbitration commission designated by the China Arbitration Commission. The arbitration proceedings shall be conducted in accordance with the procedural rules of the arbitration commission.

8.03 During the legal proceedings, both Parties shall continue to perform their obligations under this Contract, except as regards those matters which are the subject of the legal proceedings.

8.04 In any legal proceeding to enforce any judgement and in any other legal action between the Parties pursuant to or relating to this Contract, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is a political subdivision, agency, or instrumentality of a sovereign state.

                            Article 9 - Miscellaneous

9.01 This Contract is executed in two (2) originals in both Chinese and English. The two language versions shall have equal validity and effect.

9.02 The conclusion, validity, interpretation and performance of, as well as the settlement of disputes in respect of, this Contract shall all be governed by the laws of PRC which are published and publicly available.

9.03 Failure or delay on the part of either Party hereto to exercise any right, power or privilege under this Contract shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other future exercise thereof.

9.04 This Contract may not be assigned in whole or in part by either Party without the prior written consent of the other Party and the obtaining of all necessary approvals from the government of PRC.


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9.05  The invalidity of any provision of this Contract shall not affect the validity of any other provision of this Contract.

9.06 This Contract constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations and agreements between them.

9.07 Any amendment to this Contract shall require both Parties to sign a written agreement. Such amendment shall become effective only upon approval by the government authorities which originally approved this Contract.

9.08 Each Party shall bear its own costs in the preparation and execution of this Contract.


IN WITNESS THEREOF this Contract has been executed on the day and year first above written.


By:  /s/ [Illegible]                By:  /s/ [Illegible]
    -----------------------             -------------------------------
    on behalf of LESSOR


                                         /s/ [Illegible]
                                        -------------------------------
                                        on behalf of LESSEE

                                        Board Approval:
                                                        ---------------

                                        Date:
                                              -------------------------


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                                   APPENDIX 1

                                  Appendix 1(a)
                                      Site

      On the attached Exhibit 1a, the Site is the shaded area of block 76 of the Jinqiao Export Processing Zone, measuring 205m x 135m and labeled 76-III, but modified total hectares.

                                  Appendix 1(b)
                                 Leased Premises

      On the Site, there are various structures, roadways, sidewalks, utility services, parking and personnel facilities which accommodate use of the Leased Premises. The principle freight and employee Site entrance is the north gate. Depending upon need, the east gate is primarily used for visitors to the Leased Premises.

      The main structure on the Site contains the Leased Premises. On Exhibits 1b and 1c, Labeled Area A, the shaded area is the Leased Premises.

      The standards and specification of the Leased Premises are contained in
      Exhibit 1d, the Construction Drawings. In particular, the standards of workmanship and materials are generally expected to be:

      o  Workmanship that finishes all details of the task.
      o A factory floor that not only meets the Construction Drawings, but uses high quality steel reinforcing, aggregate, and cement all mixed, poured and finished, to provide the strength and surface smoothness to accept highly precise machine tools.
      o  Utilities distribution components of high quality.
      o  A roof quality that has no leaks and sheds rainwater successfully.
      o Heating, ventilating, and air conditioning (HVAC) materials and component selection to provide comfortable air quality for the people.
      o  An outside wall material that is energy efficient and attractive.
      o  Windows that are clean and maintainable, upon receipt of the building.

      As an overall standard, the selection of materials and components must have suitable applied life (MTBF) and be acceptable to the Shanghai Pudong climate.


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                                                                      Exhibit 1d
                                                           Construction Drawings